Exhibit 99.1

Revett Places Troy Mine on Care & Maintenance

SPOKANE VALLEY, WA – January 19, 2015 – Revett Mining Company, Inc. (NYSE MKT:RVM / TSX:RVM) (the “Company”) announced today that it has decided, due to low metal prices, to place the Troy Mine on care and maintenance. Development work to the I Beds will cease immediately and milling operations will continue through to the end of January 2015. An orderly shutdown will take place during the month of February with the expectation that development and operations may resume in a more favorable metals price environment. The Company will continue to focus on Rock Creek permitting efforts with the expected issuance of the draft Supplemental Environmental Impact Statement issued for public comment by mid-2015.

Since resuming milling operations in mid-November 2014, the Company has produced 27,053 ounces of silver and 159,121 pounds of copper to date from limited mining operations in the C Beds. An additional estimated 40,000 tons of ore will be processed through the mill as part of the orderly shutdown. The I Bed development drift has been extended beyond the North C Bed production area with 5,400 feet of development drifting remaining to reach I Bed mineralization.

John Shanahan, Revett’s President and CEO stated, “Although this is a difficult decision, it is important to note that redevelopment efforts at Troy have been successful. Unfortunately, at current metal prices, commercial operations are not sustainable in the near term. We believe that in a higher metals price environment, it may be possible to recommence operations at Troy and complete development to the I Beds. We are very proud of the efforts and accomplishments of our operating team during the past two years. Placing the Troy Mine on care and maintenance will conserve cash while we focus on Rock Creek permitting and preserve Troy as a viable deposit for possible future development.”

About Revett

Revett Mining Company, through its subsidiaries, owns and operates the Troy Mine in Lincoln County, Montana and development-stage Rock Creek Project located in Sanders County, Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock Creek project form the basis of Revett's plan to become a premier mid-tier base and precious metals producer.

John Shanahan
President and Chief Executive Officer

For more information, please contact:

Monique Hayes, Director Investor Relations at (509) 921-2294 or visit our website at www.revettmining.com.

11115 East Montgomery, Suite G, Spokane Valley, WA 99206
509-921-2294 fax 509-891-8901

Except for the statements of historical fact contained herein, the information presented in this news release may contain "forward-looking statements" within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", or "does not expect", "is expected", "is not expected", "budget", "schedule", "estimates", "forecasts", "intends", "anticipates", "or does not anticipate" or "believes" or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". Forward-looking statements contained in this news release include but are not limited to those relating to our ability to resume production at the Troy Mine following the shutdown in a more favorable metal price environment, as well as our ability to achieve permitting of Rock Creek or the Company’s expectation that the Rock Creek SEIS will be issued for public by mid-2015. Our ability to achieve these goals are dependent on a number of factors including having the financial capability to operate the Company during the care and maintenance phase, to restart production at the Troy Mine and continue our efforts to obtain permitting of Rock Creek. Forward looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business and economic uncertainties, risks and contingencies and those factors discussed in the section entitled "Risk Factors" in the Company’s Form 10-K filed on March 27, 2014 with the Securities and Exchange Commission (SEC) and also filed on SEDAR at www.sedar.com. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Mining Company does not undertake to update any forward-looking statements except as required by applicable securities laws.

11115 East Montgomery, Suite G, Spokane Valley, WA 99206
509-921-2294 fax 509-891-8901